UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2016

OxySure Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600

Frisco, TX 75033

(Address of Principal Executive Offices)

(972) 294-6450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 7.01	Regulation FD Disclosure.

On January 27, 2016, OxySure Therapeutics, Inc. (the “Company”), the Board of Directors of the Company and certain stockholders of the Company filed a letter with the office of U.S. Senator John Cornyn requesting referrals to the Securities and Exchange Commission and other authorities to initiate investigations into certain manipulative short selling, naked short selling or other illegal short selling activities relating to the trading of the Company’s common stock. The Company’s stock is traded on OTCQB under the ticker symbol OXYS. A copy of the letter is filed herewith as Exhibit 99.1.

The Company also filed a similar complaint directly with the Securities and Exchange Commission on behalf of the Company and all its stockholders. The Company is seeking full accountability and immediate delivery of all OXYS shares sold short over a period of over fourteen months.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Letter dated January 26, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2016	OxySure Therapeutics, Inc.

	By:	/s/ Julian T. Ross
	Name:	Julian T. Ross
	Title:	Chairman, Chief Executive Officer, President, and Chief Financial Officer

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